Moving fast requires trust, Moving forward requires disruption. Investor Letter 3Q 2023 October 26, 2023

Letter from the CEO PAGE 2 | L3HARRIS INVESTOR LETTER 3Q 2023 Refer to endnotes on page 16 Operationally at AR, my team and I are focused and actively working to stabilize and enhance performance on a few visible programs that are behind schedule. We are leveraging L3Harris standard tools, processes and global operations resources, and we expect to drive continuous improvement throughout the AR portfolio. At the foundation of this effort is a modernization plan that utilizes Defense Production Act funding to increase capacity and efficiency to support long-term growth. Regardless of the volatile and uncertain environment, we are focusing on what we can control and our third quarter results reflect our progress. I want to thank the more than 50,000 L3Harris employees for their focus on execution as we strive to meet commitments to our stakeholders. Christopher E. Kubasik Chair and Chief Executive Officer 3Q Fast. Facts. 3Q23 revenue vs. 3Q22 YTD funded book-to-bill1 EPS / non-GAAP EPS1 cash from ops / adjusted FCF1 dividends paid $32B 16% $2.02 / $3.19 $543M / $635M $216M 1.17x total backlog Our third quarter financial results reflect the momentum we are building and underscore the resilience and effectiveness of our Performance First focus. 3Q23 financial takeaways: Year-over-year • Strong backlog growth of 49% driven by continued demand and strategic, national security-focused acquisitions, providing longer- term visibility • Delivered a 5th consecutive quarter of revenue growth • Higher adjusted free-cash-flow performance Sequentially • Solid revenue growth • Margin expansion: net income margin expanded 30 bps and segment operating income margin expanded 20 bps ◦ IMS segment operating margin up 180 bps to 11.9% • Increased earnings per share • Double-digit growth in cash from operations and adjusted FCF1 Since closing the Aerojet Rocketdyne (AR) acquisition on July 28, the leadership team and I have been actively engaged with our new colleagues across various sites. These sessions reaffirm our acquisition thesis with strong customer relationships, an energized employee base, and increasing product demand amid a heightened threat environment. We are already seeing the benefits of combining our resources and expertise with AR’s propulsion and energetics capabilities. Investors, Customers, and Employees, National security is at the core of our mission and the customers we serve. Following the recent terrorist attacks in Israel, there are heightened geopolitical tensions worldwide further emphasizing the need for strengthened deterrence to support the U.S. and its allies. Despite these threats, the U.S. has begun the government fiscal year under a 48-day Continuing Resolution and with the looming threat of a government shutdown if Congress fails to act. Budgets will be further pressured as the U.S. attempts to balance priorities and a rising national debt. In times like these, our Trusted Disruptor strategy sets L3Harris apart from our peers. With a national security, technology-focused portfolio, we can meet our customers’ evolving needs across all domains. Demand for L3Harris solutions remains robust, and in the third quarter we received $5.0B in orders, bringing year-to-date funded book-to-bill to 1.17x. These orders were underpinned by strategic awards, including a $220 million contract for advanced solid rocket motors for the Army's Guided Multiple Launch Rocket System (GMLRS), and a $200 million prime contract to deliver Maritime Underwater Tracking Ranges for the Royal Australian Navy.

PAGE 3 | L3HARRIS INVESTOR LETTER 3Q 2023 Refer to endnotes on page 16 Key Takeaways......................................................... 4 Consolidated Results................................................ 5 Segment Results...................................................... 7 Financial Guidance................................................... 9 Demand Environment............................................... 11 Key Awards............................................................... 12 Operational Update.................................................. 13 Balance Sheet & Cash Flow Management............... 15 Endnotes.................................................................. 16 Financial Tables........................................................ 18 Non-GAAP Financial Measures................................ 23 Reconciliation of Non-GAAP Financial Measures.... 24 Forward-Looking Statements................................... 30 Table of Contents and Other Information Conference Call Information L3Harris Technologies will host a call tomorrow, October 27, 2023, at 8:30 a.m. Eastern Time (ET). The call will last approximately 45 minutes and be focused on questions and answers. The dial-in numbers for the teleconference are (U.S.) 877-407-6184 and (International) 201-389-0877, and participants will be directed to an operator. Participants are encouraged to listen via webcast, which will be broadcast live at L3Harris.com/investors. A recording of the call will be available on the L3Harris website, beginning at approximately 12 p.m. ET on October 27, 2023. Investor Day Information L3Harris Technologies will host an Investor Day on December 12, 2023, at the company’s Florida headquarters and will also stream the event live online. Investor Day details and registration information can be found on Investorday.L3Harris.com.

PAGE 4 | L3HARRIS INVESTOR LETTER 3Q 2023 Refer to endnotes on page 16 Key Takeaways > Awarded $5.0B in orders; reported funded book-to-bill1 of 1.02x > Revenue up 16%, 3% organic1 vs. 3Q22 > Communication Systems up 18%, 8% organic1 > Space & Airborne Systems up 6% > Integrated Mission Systems down 4% > Aerojet Rocketdyne (AR) delivered $455 million for Aug.-Sept. > Earnings per share (EPS) $2.02; non-GAAP1 EPS $3.19 > Cash from operations $543 million and adjusted free cash flow1 (FCF) $635 million > Increased and narrowed revenue range to $19.2B - $19.4B > No change to legacy LHX > Added $1B+ for AR for the five months ending December 31 > Increased segment operating income1 range to $2.8B - $2.9B > No change to legacy LHX > Added ~$120M for AR > Narrowed non-GAAP EPS1 range to $12.25 - $12.45, reflecting AR contribution offset by increased interest expense related to acquisition > Reiterated adjusted FCF1 guidance of $2.0B+ Legacy LHX guidance remains unchanged; Incorporating Aerojet Rocketdyne Improving operational performance > Stabilizing 3Q23 Estimate at Completion (EAC) adjustments contributing to sequential margin expansion > Focused on leveraging $216M in Defense Production Act funding to increase AR capacity and support long-term growth > Anticipate LHX NeXt program to yield a gross run-rate savings of approximately $500 million exiting year 3 with investments of approximately $400 million in cash costs over a 3-year period 3Q23 financial results The appearance of U.S. Department of Defense (DoD) visual information does not imply or constitute DoD endorsement. Photo Credit: NASA

Consolidated **3Q Results**

$ in millions, except EPS

Orders and Total Backlog

Orders



$5,052
$5,012
-1%
3Q22
3Q23

Total Backlog



$21,351
$31,810
49%
3Q22
3Q23

Revenue

Reported



$4,246
$4,915
16%
3Q22
3Q23

Organic[1]



$4,238
$4,363
3%
3Q22
3Q23

Net Income (Loss), Segment Operating Income[1] and Margin

Net Income (Loss) / Margin



$382
7.8%
(7.1)%
$(301)
3Q22
3Q23

Segment Operating Income / Margin[1]



$654
15.4%
$735
15.0%
3Q22
3Q23

Cash from Operations and Adjusted Free Cash Flow[1]

Cash from Operations



$588
$543
-8%
3Q22
3Q23

Adjusted Free Cash Flow[1]



$546
$635
16%
3Q22
3Q23

Earnings per Share



$(1.56)
3Q22
$(0.12)
Pension
$0.37
Operations
$0.03
Share Count
$(0.43)
Mergers, acquisitions, divestitures
$4.19
Impairments
$(0.46)
Interest and Other*
$2.02
3Q23

Non-GAAP Earnings per Share[1]



$3.26
3Q22
$(0.12)
Pension
$0.37
Operations
$0.04
Share count
$(0.36)
Interest and Other
$3.19
3Q23

*"Interest and Other" includes taxes on non-GAAP adjustments. Tax effecting the non-GAAP adjustments is generally not meaningful in interim periods due to the considerable variability throughout the year

PAGE 5 | L3HARRIS INVESTOR LETTER 3Q 2023

Refer to endnotes on page 16

Consolidated **YTD Results**

$ in millions, except EPS

Orders


Orders
$13,811
$16,413
19%
YTD22
YTD23

Revenue


Reported
$12,484
$14,079
13%
YTD22
YTD23
Organic[1]
$12,464
$13,354
7%
YTD22
YTD23

Net Income, Segment Operating Income[1] and Margin


Net Income / Margin
$644
5.2%
$1,072
7.6%
YTD22
YTD23
Segment Operating Income / Margin[1]
$1,959
15.7%
$2,067
14.7%
YTD22
YTD23

Cash from Operations and Adjusted Free Cash Flow[1]


Cash from Operations
$1,376
$1,307
-5%
YTD22
YTD23
Adjusted Free Cash Flow[1]
$1,281
$1,307
2%
YTD22
YTD23

Earnings per Share


$3.33
$(0.41)
$0.32
$0.03
$3.73
$(0.68)
$(0.71)
$5.61
YTD22
Pension
Operations
Share count
Impairments
Mergers, acquisitions, divestitures
Interest and Other*
YTD23

Non-GAAP Earnings per Share[1]


$9.63
$(0.41)
$0.32
$0.16
$(0.69)
$9.01
YTD22
Pension
Operations
Share count
Interest and Other
YTD23

*"Interest and Other" includes taxes on non-GAAP adjustments. Tax effecting the non-GAAP adjustments is generally not meaningful in interim periods due to the considerable variability throughout the year

PAGE 6 | **L3HARRIS** INVESTOR LETTER 3Q 2023

Refer to endnotes on page 16

Segment **3Q Results**

$ in millions

Space & Airborne Systems



GAAP
Non-GAAP
Revenue
$1,593
$1,686
6%
3Q22
3Q23
Operating Income
$210
$172
22%
$92
NM
3Q22
3Q23

Revenue increased 6%:

- Primarily from new program ramps in Space and Intelligence & Cyber businesses driven by continued high demand and record backlog, partially offset by a decline in legacy airborne platforms

Operating income increased $118 million:

- Driven largely by a non-cash impairment in the prior-year period and favorable mix from new contract modifications that are not projected to recur

Segment operating income[1] increased $38 million:

- Driven by favorable mix from new contract modifications that are not projected to recur

Integrated Mission Systems



Revenue
$1,630
$1,568
-4%
3Q22
3Q23
Operating (Loss) Income
$224
$187
-17%
$(143)
NM
3Q22
3Q23

Revenue decreased 4%:

- Primarily from the timing of aircraft missionizations including lower subcontractor-driven revenue and international volume
- Partially offset by an increase in classified maritime programs and electro-optical product-related volumes

Operating income increased $330 million:

- Driven largely by a non-cash impairment in the prior-year period
- Higher cost pressure
- Prior-year commercial aviation end-of-life inventory sales

Segment operating income[1] decreased $37 million:

- Higher cost pressure
- Prior-year commercial aviation end-of-life inventory sales

NM= Not Meaningful

PAGE 7 | L3HARRIS INVESTOR LETTER 3Q 2023

Refer to endnotes on page 16

Segment **3Q Results**

$ in millions

Communication Systems

Revenue



GAAP
Non-GAAP
$1,255
$1,068
$1,158
18%
8%
3Q22
3Q23

Operating (Loss) Income



$258
$282
NM
9%
$(97)
3Q22
3Q23

Revenue increased 18%, and 8% organically[1]:

- Principally from the acquisition of Tactical Data Links (TDL) and higher domestic volume in tactical communications driven by increased demand and improved electronic component availability

Operating income increased $379 million:

- Driven largely by a non-cash impairment in the prior-year period and higher volumes, including the acquisition of TDL

Segment Operating income[1] increased $24 million:

- Higher volumes, including from the acquisition of TDL

Aerojet Rocketdyne

Revenue



$455
Aug-Sep '23

Operating Income



$56
Aug-Sep '23

- On July 28, 2023, L3Harris completed the acquisition of AR
- 3Q23 results reflect performance during the post-acquisition period from August through September, and are primarily attributed to program execution across GMLRS, THAAD, and PAC3
  - Revenue $455 million
  - Operating income $56 million
- L3Harris has also updated 2023 guidance to reflect 5 months of projected AR results. Refer to guidance on page 9 for additional information.

PAGE 8 | **L3HARRIS** INVESTOR LETTER 3Q 2023

Refer to endnotes on page 16

Financial **Guidance**

L3Harris 2023 Consolidated Guidance				
	LHX excluding Aerojet Rocketdyne		+ Aerojet Rocketdyne	= LHX
	Prior	Current *(no change)*	New	Updated*
Revenue *YoY growth*	$18.0B - $18.3B *up ~5.5% - 7.0%*	**$18.0B - $18.3B** *up ~5.5% - 7.0%*	**$1.0B+** *NA*	**$19.2B - $19.4B** *up ~13% - 14%*
Segment operating income[1]	$2.7B - $2.8B	**$2.7B - $2.8B**	**~$120M**	**$2.8B - $2.9B**
Segment operating margin[1]	~ 15%	**~ 15%**		**~14.8%**
EPS[1]	$12.15 - $12.55	**$12.25 - $12.45**		**$12.25 - $12.45**
Cash flow[1]	$2.0B+	**$2.0B+**		**$2.0B+**

*Assumes no U.S. Government shutdown

Incorporating Aerojet Rocketdyne

L3Harris has updated its 2023 guidance to incorporate the five-month post-acquisition period for AR. There is no change to the underlying guidance excluding AR. The company now expects revenue of $19.2 billion to $19.4 billion, up from prior guidance of $18.0 billion to $18.3 billion as a result of including AR.

The company also increased segment operating income to $2.8 billion to $2.9 billion as a result of additional income from AR, up from prior guidance of $2.7 billion to $2.8 billion. This results in expected segment operating margins of ~14.8% in 2023.

Non-operating income includes an approximately $125 million increase in interest expense associated with debt to fund the AR acquisition resulting in total 2023 expected interest expense of approximately $545 million, up from prior guidance of $420 million.

Net FAS/CAS pension adjustment has also been updated to reflect a $15 million increase due to the incorporation of pension assets and liabilities related to AR. FAS/CAS net pension adjustments are now expected to be approximately $410 million in 2023. AR pension income is reported within the FAS / CAS pension adjustments. AR had previously reported pension income in segment margins. Other financial information related to guidance can be found in Table 5 - *Other Financial Information and Net FAS / CAS Pension Adjustment.*

These updates result in a tightened non-GAAP EPS guidance of $12.25 to $12.45 per share, unchanged from the prior guidance at the midpoint. Adjusted free cash flow also remains unchanged and is still expected to be $2.0 billion+.

PAGE 9 | **L3HARRIS** INVESTOR LETTER 3Q 2023

Refer to endnotes on page 16

Segment **Guidance**

Segment Actuals and Guidance

	Revenue			Operating Income			
			No change				No change
	2022	2023 Prior	2023 Current	2022 GAAP	2022 Non-GAAP[1]	2023 Prior	2023 Current
SAS	$6.4B*	$6.7B - $6.8B	**$6.7B - $6.8B**	$665M*	$745M*	$735M - $760M	**$735M - $760M**
IMS	$6.6B*	$6.7B - $6.8B	**$6.7B - $6.8B**	$494M*	$861M*	$765M - $800M	**$765M - $800M**
CS	$4.2B	$4.9B - $5.0B	**$4.9B - $5.0B**	$667M	$1.02B	$1.20B - $1.23B	**$1.20B - $1.23B**
AR	NA	NA	**$1.0B+**	NA	NA	NA	**~$120M**

*2022 segment revenues and operating income are recast to show strategic realignment of classified programs from IMS to SAS, effective 2023.

Space & Airborne Systems (SAS)

SAS revenue is expected to be in the $6.7 billion to $6.8 billion range with bias toward the higher end, driven by increased demand for space systems.

SAS operating income is expected to be in the $735 million to $760 million range also biased toward the higher end driven by strong year-to-date performance and the increase in space revenue.

Integrated Mission Systems (IMS)

IMS revenue is expected to be in the $6.7 billion to $6.8 billion range with bias toward the lower end driven primarily by negative EAC adjustments within ISR and macro headwinds.

IMS operating income is expected to be in the $765 million to $800 million range with bias toward the lower end driven by the changes in revenue noted above, EAC adjustments and macro headwinds.

Communication Systems (CS)

CS revenue is expected to be in the $4.9 billion to $5.0 billion range with bias toward the higher end driven by increased demand for resilient communications products and an improving supply of electronic components.

CS operating income is expected to be in the $1.20 billion to $1.23 billion range.

Aerojet Rocketdyne (AR)

AR revenue is expected to be more than $1.0 billion, reflecting the five-month post-acquisition period.

AR operating income is expected to be $120 million.

PAGE 10 | **L3HARRIS** INVESTOR LETTER 3Q 2023

Refer to endnotes on page 16

Demand **Environment**

L3Harris is consistently experiencing robust demand for its offerings, as evidenced by its year-to-date total orders exceeding $16 billion and impressive year-to-date funded book-to-bill[1] ratio of 1.17x.

Continuing Resolution

On September 30th, Congress passed a 48-day Continuing Resolution (CR) to fund the government through November 17th at government fiscal year (GFY) 2023 levels. Congress must pass all 12 appropriations bills before the CR expires or pass another CR to prevent a government shutdown.

Quantifying the potential impact of an extended CR remains challenging at this time. The company is closely monitoring developments in Congress. While the GFY24 budget still needs to go to conference, it is worth noting that a consensus appears to be forming around the President's budget request at $842 billion.

U.S. DoD Budget ($B)


GFY24
$704
$742
$816
$842
$842
$845
$844
$843
GFY21
GFY22
GFY23
PBR
HASC
HAC-D
SASC
SAC-D

President's Budget Request (PBR), House Armed Services Committee (HASC), House Appropriations Committee - Defense (HAC-D), Senate Armed Services Committee (SASC), Senate Appropriations Committee - Defense (SAC -D)

The CR did not include additional funding for Ukraine, despite the August White House request for $24 billion in aid and continued support for some level of assistance from many members of Congress.

Now, following the attacks in Israel, the White House and Congress may consider providing funding for both countries via a supplemental measure or via separate pieces of legislation, either of which could be addressed separately from broader GFY24 budget negotiations.

Investment Accounts* ($B)


GFY24
$303
$315
$314
$312
$316
$312
GFY23
PBR
HASC
HAC-D
SASC
SAC-D

*Investment accounts include Procurement and Research, Development, Test and Evaluation

Future Years Defense Program
Investment Accounts ($B)


$303
$315
$321
$327
$330
$334
GFY23
GFY24
GFY25
GFY26
GFY27
GFY28

Within the Future Years Defense Program (FYDP), investment accounts are growing at approximately 1% on an annualized basis. However, L3Harris remains differentiated from its peers with a national security, technology-focused portfolio, and well positioned within key growth domains, namely space (up ~5% CAGR) and missiles & munitions (up ~5% CAGR). Classified DoD budgets are also up over the FYDP, while other domains remain flat to down slightly.

PAGE 11 | **L3HARRIS** INVESTOR LETTER 3Q 2023

Refer to endnotes on page 16

Key Awards[1]



Space

- Awarded $130 million competitive contract for three additional GPS IIIF ship sets, designed to provide global positioning, navigation, and timing support to U.S. military and civilian users
- Over $20 million in competitive prime awards providing optical system solutions for a classified customer



Air

- Obtained over $250 million in funded awards for advancing and enhancing airborne platforms, encompassing F-35, F-16, F-18, and B-52 aircraft
- Received over $40 million in awards to procure and develop next generation electronic warfare equipment for legacy aircraft



Sea

- Awarded a nearly $200 million prime contract by the Australian Department of Defence to deliver Maritime Underwater Tracking Ranges for the Royal Australian Navy. SEA1350 Phase 3, which enhances undersea warfare capabilities and safeguards Australia's maritime approaches



Land

- Secured approximately $90 million in contract awards for manpack and leader radios, including orders under the U.S. Army's Handheld, Manpack & Small Form-Fit (HMS) contract
- Received a nearly $90 million competitive prime award to provide over 7,000 next-generation Single Channel Ground and Airborne Radio Systems (SINCGARS)
- Awarded approximately $80 million to deliver displays, processors, communication systems and subsystem integration on the U.S. Army's Optionally Manned Fighting Vehicle (OMFV / XM30)



Missiles & Munitions

- Awarded over $220 million contract to provide advanced solid rocket motors that will power the Army's Guided Multiple Launch Rocket System (GMLRS). This contract marks another milestone in AR's longstanding history of delivering over 35,000 solid rocket motors to support U.S. and allied warfighters in various conflicts
- Following the successful development and static-fire testing of Zeus 1, L3Harris was awarded a nearly $10 million follow-on contract for the initial production of Zeus Phase II



Cyber

- Secured $35 million prime award developing next generation technologies and equipment for a classified customer

The appearance of U.S. Department of Defense (DoD) visual information does not imply or constitute DoD endorsement.

PAGE 12 | **L3HARRIS** INVESTOR LETTER 3Q 2023

Refer to endnotes on page 16

PAGE 13 | L3HARRIS INVESTOR LETTER 3Q 2023 Refer to endnotes on page 16 Space to Grow - Following successful hardware and software integration and testing, in preparation for delivery, L3Harris is entering final checkout procedures on the four missile-tracking satellites for Space Development Agency (SDA) tracking tranche 0. Once launched, the satellites will form a robust, multilayered military satellite network for missile warning and defense, and demonstrate agility in scaling capabilities and solutions to align with an ever-evolving threat environment. Leveraging Innovative Solutions - The company delivered the first fighter aircraft of the Hornet Extension Project (HEP) from our state-of-the-art Canadian fighter aircraft center of excellence in Mirabel, Canada. L3Harris has responsibility for the majority of the design work and the entirety of the aircraft's modifications and upgrades, central to the HEP's success. Delivering First Compass Call Aircraft - L3Harris successfully delivered the first of ten EC-37B Compass Call aircraft to the U.S. Air Force for formal combined developmental and operational testing. As the platform integration prime, L3Harris seamlessly integrated the Compass Call mission system, ensuring that the cutting-edge EC-37B will empower the customer to continue serving its vital electromagnetic warfare mission. Propelling Innovation - L3Harris played a pivotal role in NASA's historic success in delivering the United States' first asteroid sample to Earth. Our propulsion technology was integral in propelling and steering the spacecraft throughout its mission, highlighting the reliability and performance of our in-space propulsion products, and reaffirming our dedication to advancing space exploration. ‘Trusted Disruptor’ strategy in action Operational Update Photo Credit: (NASA/Keegan Barber)

PAGE 14 | L3HARRIS INVESTOR LETTER 3Q 2023 Refer to endnotes on page 16 Stabilizing Operational Challenges Improving and consistent operational performance remains a key focus. Through management’s actions to address these challenges, the company has begun to realize stabilized improvement throughout the portfolio. In the third quarter, overall net EAC adjustments improved sequentially, continuing a recent favorable trend in performance, particularly in our program-based businesses. AR has identified operational bottlenecks and supplier challenges and is leveraging L3Harris standardized tools, processes and operations resources to improve, including developing a modernization plan that leverages Defense Production Act funding. Supply Chain & Labor L3Harris continues to see positive trends driven by supply chain resiliency initiatives. However, full supply chain recovery remains uneven. The company continues to work closely with suppliers to mitigate future potential impacts, and has been successful in mitigating most of these challenges to manage the evolving 'new normal' in supply chain operations. Labor attrition continues a measured and steady improvement for the fourth consecutive quarter, trending toward pre-pandemic levels. LHX NeXt In 1Q23 the company launched a multi-year, multi- phase enterprise transformation program called “LHX NeXt.” L3Harris expects the program to yield gross run-rate savings of $500 million exiting year 3 and invest approximately $400 million over a 3-year period. LHX NeXt differs from the L3 and Harris integration as this is the second phase to transform the business. These actions are more complex and require both one-time and on-going enabling investments back in the business. The company has made early progress on quick initiatives to streamline and optimize and is laying the foundation to capture targeted savings. Earlier this month, L3Harris established a multiyear strategic partnership agreement that strengthens the supply chain by identifying and streamlining manufacturing and design processes and improves the company’s capability, agility, and competitiveness. Functionally, the company has also established proposal centers of excellence, implemented a communications shared service and centralized talent acquisition, enabling reduced headcount and higher efficiency in those functional areas. L3Harris is in the early stages of implementing modernized IT systems and successfully developed and tested a unified data layer across disparate Enterprise Resource Planning systems. Further development is anticipated to provide opportunities to simplify processes that result in cost savings. Ultimately, net of reinvestment back in the business, LHX NeXt is anticipated to provide tailwind opportunity for margin expansion over the next three years. During our Investor Day in December, management will provide additional information about how these savings will strengthen the company's future financial profile. Operational Update

PAGE 15 | L3HARRIS INVESTOR LETTER 3Q 2023 Refer to endnotes on page 16 Capital Deployment > The company’s top capital deployment priority is debt repayment and it made progress during the third quarter by deploying the majority of FCF1 towards that objective, resulting in total debt of $13.5 billion as of September 30, 2023. L3Harris is targeting a leverage ratio of less than 3.0x > This objective implies a debt reduction goal of approximately $3.0 billion, to be achieved through the prioritization of capital allocation to debt repayments, potentially accelerated with proceeds from non-core asset divestitures > This strategic focus on debt reduction will enhance the company’s long-term financial flexibility, allowing for a balanced capital allocation approach that will optimize total shareholder return > In 3Q23, L3Harris returned $216 million in cash to shareholders through dividends > On October 20, 2023 the L3Harris Board of Directors declared a quarterly cash dividend of $1.14 per common share, payable December 1, 2023, to shareholders of record on November 17, 2023 Cash Flow > L3Harris reported 3Q23 cash flow from operations of $543 million, down versus 3Q22 primarily due to higher cash tax and interest payments. Adjusted free cash flow1 was $635 million, up versus 3Q22 primarily due to the exclusion of AR acquisition related expenses partially offset by higher capital expenditures Leverage > During the quarter, L3Harris had net borrowings of $4.7 billion primarily to fund the acquisition of AR. Net borrowings were derived from new issuances of 3, 10 and 30-year senior notes for a combined $3.3 billion and a $1.5 billion increase to outstanding commercial paper. As of September 30, 2023 the company’s outstanding commercial paper was $2.0 billion, which is included as a component of short-term debt > As of September 30, 2023, L3Harris’ net-debt-to- adjusted EBITDA1 leverage ratio was 3.7x Balance Sheet & Cash Flow Management Cash Flow ($M) $588 $546$543 $635 3Q22 3Q23 Operating Cash Flow Adjusted FCF1 Net-debt / adj. EBITDA 3.7 3.0 3Q23 Target < 1

PAGE 16 | L3HARRIS INVESTOR LETTER 3Q 2023 1 Key terms used throughout this Investor Letter are described below: Term Definition Funded book-to-bill Calculated as the value of new contract awards received from the U.S. Government, for which the U.S. Government has appropriated funds, plus the value of new contract awards and orders received from customers other than the U.S. Government, divided by revenue. This includes incremental funding and adjustments to previous awards, and excludes unexercised contract options or potential orders under indefinite delivery, indefinite quantity (IDIQ) contracts. The funded book-to-bill ratio is considered a key performance indicator in the Aerospace and Defense industry as it measures how much backlog is utilized in a certain period. Funded backlog Calculated as the value of new contract awards received from the U.S. Government, for which the U.S. Government has appropriated funds, plus the value of new contract awards and orders received from customers other than the U.S. Government. This includes incremental funding and adjustments to previous awards, and excludes unexercised contract options or potential orders under IDIQ contracts. Organic revenue Organic revenue excludes the impact of completed divestitures and current year acquisitions; refer to non-GAAP financial measure (NGFM) reconciliations in the tables accompanying this Investor Letter and to the disclosures in the non-GAAP section of this Investor Letter for more information. Non-GAAP Segment operating margin, Non-GAAP segment operating income, non-GAAP operating income, non-GAAP EPS, net-debt-to-adjusted- EBITDA, non-GAAP tax rate and adjusted free cash flow (FCF) Each measure is a NGFM; refer to description of adjustments on page 23 and NGFM reconciliations in the tables accompanying this Investor Letter for applicable adjustments and/or exclusions and to the disclosures in the non-GAAP section of this Investor Letter for more information. Operating cash flow and adjusted FCF results and guidance (2023) Assume a provision in the Tax Cuts and Jobs Act of 2017 that went into effect on January 1, 2022 requiring companies to capitalize and amortize R&D expenditures over five years rather than deducting such expenditures in the year incurred is not modified, repealed or deferred, resulting in anticipated additional cash income tax payments in fiscal 2023. Adjusted FCF excludes cash income taxes related to taxable gains and losses resulting from sales of businesses, and also reflects the types of adjustments and/or exclusions presented in the FCF and adjusted FCF NGFM reconciliation in the tables accompanying this Investor Letter; refer to the disclosures in the non-GAAP section of this Investor Letter for more information. Key Awards Includes new contracts and funded orders on IDIQ contracts. Contract values reflect total potential award and do not represent funded backlog. Endnotes

PAGE 17 | L3HARRIS INVESTOR LETTER 3Q 2023 Refer to endnotes on page 16 Table 1 - Condensed Consolidated Statement of Operations ...... 18 Table 2 - Business Segment Information ..................................... 19 Table 3 - Consolidated Statement of Cash Flows ......................... 20 Table 4 - Condensed Consolidated Balance Sheet ....................... 21 Table 5 - Other Financial Information and Pension ...................... 22 Table 6 - Organic Revenue ............................................................ 25 Table 7 - Non-GAAP Income and Non-GAAP EPS......................... 26 Table 8 - Free Cash Flow and Adjusted Free Cash Flow .............. 27 Table 9 - Net Debt to Adjusted EBITDA Ratio .............................. 28 Table 10 - 2022 Non-GAAP Segment Operating Income ............ 29 Financial Tables Table of Contents

PAGE 18 | L3HARRIS INVESTOR LETTER 3Q 2023   Quarter Ended Three Quarters Ended (In millions, except per share amounts) September 29, 2023 September 30, 2022 September 29, 2023 September 30, 2022 Revenue from product sales and services $ 4,915 $ 4,246 $ 14,079 $ 12,484 Cost of product sales and services (3,608) (3,052) (10,371) (8,819) Engineering, selling and administrative expenses (828) (742) (2,384) (2,239) Sale of asset group and business divestiture-related gains, net — — 26 8 Impairment of goodwill and other assets — (802) (78) (802) Non-operating income, net 80 99 245 313 Interest expense, net (159) (70) (372) (205) Income (loss) before income taxes 400 (321) 1,145 740 Income taxes (18) 20 (73) (96) Net income (loss) 382 (301) 1,072 644 Noncontrolling interests, net of income taxes 1 1 (3) 2 Net income (loss) attributable to L3Harris Technologies, Inc. $ 383 $ (300) $ 1,069 $ 646 Net income (loss) per common share attributable to L3Harris Technologies, Inc. common shareholders Basic $ 2.02 $ (1.56) $ 5.64 $ 3.36 Diluted $ 2.02 $ (1.56) $ 5.61 $ 3.33 Basic weighted average common shares outstanding 189.3 191.3 189.6 192.2 Diluted weighted average common shares outstanding 190.1 191.3 190.6 194.0 Table 1 L3HARRIS TECHNOLOGIES, INC. FY'23 Third Quarter Summary CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited) support Financial Tables

Table 2
L3HARRIS TECHNOLOGIES, INC.
FY'23 Third Quarter Summary

BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Three Quarters Ended	
(In millions)	**September 29, 2023**	**September 30, 2022**	**September 29, 2023**	**September 30, 2022**
Revenue				
Space & Airborne Systems	$ 1,686	$ 1,593	$ 5,056	$ 4,682
Integrated Mission Systems	1,568	1,630	5,003	4,897
Communication Systems	1,255	1,068	3,707	3,024
Aerojet Rocketdyne	455	—	455	—
Corporate eliminations	(49)	(45)	(142)	(119)
	$ 4,915	$ 4,246	$ 14,079	$ 12,484
Net income (loss)				
Segment Operating Income (Loss):				
Space & Airborne Systems	$ 210	$ 92	$ 565	$ 472
Integrated Mission Systems	187	(143)	534	315
Communication Systems	282	(97)	873	370
Aerojet Rocketdyne	56	—	56	—
	735	(148)	2,028	1,157
Unallocated Items:				
Unallocated corporate department income (expense), net	14	18	(27)	33
Amortization of acquisition-related intangibles	(208)	(151)	(546)	(454)
Additional cost of sales related to the fair value step-up in inventory sold	—	—	(30)	—
Merger, acquisition, and divestiture-related expenses	(56)	(31)	(144)	(117)
Sale of asset group and business divestiture-related gains, net	—	—	26	8
Impairment of goodwill and other assets	—	—	(39)	—
LHX NeXt	(33)	—	(68)	—
Charges for severance and other termination costs	—	(29)	—	(29)
Charges related to an additional pre-merger legal contingency	—	(31)	—	(31)
FAS/CAS operating adjustment[1]	27	22	72	65
	(256)	(202)	(756)	(525)
Non-operating income, net	80	99	245	313
Income (loss) before interest and income taxes	559	(251)	1,517	945
% of total revenue	*11.4 %*	*(5.9)%*	*10.8 %*	*7.6 %*
Interest expense, net	(159)	(70)	(372)	(205)
Income taxes	(18)	20	(73)	(96)
Net income (loss)	$ 382	$ (301)	$ 1,072	$ 644
% of total revenue	*7.8 %*	*(7.1)%*	*7.6 %*	*5.2 %*

[1] Represents the difference between the service cost component of Financial Accounting Standards ("FAS") pension and Other Postretirement Benefits ("OPEB") income or expense and total U.S. Government Cost Accounting Standards ("CAS") pension and OPEB cost, and 2023 includes AR. The non-service cost components of FAS pension and OPEB expense are included as a component in the "Non-operating income, net" line item in the table above.

PAGE 19 | L3HARRIS INVESTOR LETTER 3Q 2023

Table 3
L3HARRIS TECHNOLOGIES, INC.
FY'23 Third Quarter Summary

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Quarter Ended		Three Quarters Ended	
(In millions)	**September 29, 2023**	**September 30, 2022**	**September 29, 2023**	**September 30, 2022**
Operating Activities				
Net income (loss)	$ 382	$ (301)	$ 1,072	$ 644
Adjustments to reconcile net income (loss) to net cash provided by operating activities:				
Amortization of acquisition-related intangibles	208	151	546	454
Depreciation and other amortization	102	81	270	243
Share-based compensation	22	23	67	92
Share-based matching contributions under defined contribution plans	51	48	172	161
Pension and other postretirement benefit plan income	(68)	(99)	(209)	(297)
Impairment of goodwill and other assets	—	802	78	802
Sale of asset group and business divestiture-related gains, net	—	—	(26)	(8)
Deferred income taxes	(34)	(128)	(277)	(454)
(Increase) decrease in:				
Receivables, net	158	53	53	(93)
Contract assets	36	(86)	(136)	(111)
Inventories	(80)	(98)	(195)	(357)
Other current assets	(15)	(5)	(87)	26
Increase (decrease) in:				
Accounts payable	(41)	356	(18)	312
Contract liabilities	(18)	(112)	202	(133)
Compensation and benefits	(45)	(32)	(55)	(95)
Other accrued items	(24)	105	(27)	2
Income taxes	5	(117)	15	259
Other operating activities	(96)	(53)	(138)	(71)
Net cash provided by operating activities	543	588	1,307	1,376
Investing Activities				
Net cash paid for acquired businesses	(4,715)	—	(6,688)	—
Additions to property, plant and equipment	(148)	(64)	(312)	(181)
Proceeds from sale of property, plant and equipment, net	—	6	—	10
Proceeds from sales of businesses, net	—	3	71	5
Proceeds from sale of asset group, net	—	—	—	18
Cash used for equity investments	(2)	(17)	(11)	(47)
Other investing activities	1	5	2	7
Net cash used in investing activities	(4,864)	(67)	(6,938)	(188)
Financing Activities				
Proceeds from borrowings, net of issuance cost	5,319	(2)	7,568	5
Repayments of borrowings	(2,099)	(2)	(3,159)	(12)
Change in commercial paper, net	1,452	—	2,031	—
Proceeds from exercises of employee stock options	5	6	18	40
Repurchases of common stock	—	(171)	(518)	(900)
Cash dividends	(216)	(215)	(652)	(650)
Tax withholding payments associated with vested share-based awards	—	(6)	(28)	(44)
Other financing activities	(1)	(2)	(6)	(5)
Net cash provided by (used in) financing activities	4,460	(392)	5,254	(1,566)
Effect of exchange rate changes on cash and cash equivalents	(6)	(20)	(4)	(34)
Net increase in cash and cash equivalents	133	109	(381)	(412)
Cash and cash equivalents, beginning of period	366	420	880	941
Cash and cash equivalents, end of period	$ 499	$ 529	$ 499	$ 529

PAGE 20 | L3HARRIS INVESTOR LETTER 3Q 2023

PAGE 21 | L3HARRIS INVESTOR LETTER 3Q 2023 (In millions) September 29, 2023 December 30, 2022 Assets Current assets Cash and cash equivalents $ 499 $ 880 Receivables, net 1,381 1,251 Contract assets 3,477 2,987 Inventories 1,638 1,291 Income taxes receivable 43 40 Other current assets 463 258 Assets of business held for sale — 47 Total current assets 7,501 6,754 Non-current assets Property, plant and equipment, net 2,818 2,104 Operating lease right-of-use assets 758 756 Goodwill 20,736 17,283 Other intangible assets, net 9,050 6,001 Deferred income taxes 87 73 Recoverable environmental remediation costs 382 — Other non-current assets 961 553 Total assets $ 42,293 $ 33,524 Liabilities and equity Current liabilities Short-term debt $ 2,033 $ 2 Accounts payable 2,112 1,945 Contract liabilities 1,940 1,400 Compensation and benefits 461 398 Other accrued items 1,190 818 Income taxes payable 383 376 Current portion of long-term debt, net 363 818 Liabilities of business held for sale — 19 Total current liabilities 8,482 5,776 Non-current liabilities Defined benefit plans 404 262 Operating lease liabilities 736 741 Long-term debt, net 11,140 6,225 Deferred income taxes 812 719 Reserves for environmental remediation costs 524 107 Other long-term liabilities 1,479 1,070 Total liabilities 23,577 14,900 Total equity 18,716 18,624 Total liabilities and equity $ 42,293 $ 33,524 Table 4 L3HARRIS TECHNOLOGIES, INC. FY'23 Third Quarter Summary CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited) support

Table 5
L3HARRIS TECHNOLOGIES, INC.
FY'23 Third Quarter Summary

OTHER FINANCIAL INFORMATION AND NET FAS/CAS PENSION ADJUSTMENT
(Unaudited)

Other Financial Information

	Quarter Ended		Fiscal Year Ended		2023 Guidance	
(In millions, except per share amounts)	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022	Prior	Current
FAS/CAS pension adjustment, net[1]	$ 105	$ 133	$ 304	$ 397	~$395	~$410
Net interest expense	$ 159	$ 70	$ 372	$ 205	~$420	~$545
Effective tax rate (non-GAAP)	12.9 %	14.0 %	13.2%	14.0%	13.0% - 13.5%	13.0% - 13.5%
Average diluted shares outstanding	190.1	191.3	190.6	194.0	~191	~191
Capital expenditures[2]	$ 148	$ 58	$ 312	$ 171	~$275	~$330

[1]Amounts reflect all pension and other postretirement benefit plans. See table below for more information.

[2]Represents additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

Net FAS/CAS Pension Adjustment

	Quarter Ended		Three Quarters Ended		2023 Guidance	
(In millions)	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022	Prior	Current
FAS pension service cost	$ (10)	$ (11)	$ (23)	$ (34)	$~(25)	$~(30)
Less: CAS pension cost	(37)	(33)	(95)	(99)	~(120)	~(130)
FAS/CAS operating adjustment[1]	27	22	72	65	~95	~100
Non-service FAS pension income	78	111	232	332	~300	~310
FAS/CAS pension adjustment, net	$ 105	$ 133	$ 304	$ 397	$~395	$~410

[1]The Company's segment operating results include pension cost calculated under CAS and presents a "FAS/CAS operating adjustment" line item to reconcile between segment and consolidated results.

PAGE 22 | L3HARRIS INVESTOR LETTER 3Q 2023

PAGE 23 | L3HARRIS INVESTOR LETTER 3Q 2023 Non-GAAP Adjustment Definition Amortization of acquisition-related intangibles Consists of amortization of identifiable intangible assets acquired in connection with business combinations. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years. Additional cost of sales related to the fair value step-up in inventory sold Difference between the balance sheet value of inventory from the acquiree and the acquisition date fair value. Merger, acquisition, and divestiture- related expenses In 2023, transaction and integration expenses associated with TDL and AR acquisitions. In 2022, transaction and integration expenses associated with the L3Harris merger. Also, includes external costs related to pursuing acquisition and divestiture portfolio optimization, non-transaction costs related to divestitures and salaries of employees in roles established for and dedicated to planned divestiture and acquisition activity. Sale of asset group and business divestiture-related gains, net In 2023, related to gains or losses associated with business divestitures. In 2022, related to an asset sale in our Integrated Mission Systems segment. Impairment of goodwill and other assets In 2022, charges for goodwill impairment recorded at our Integrated Missions Systems and Space & Airborne Systems Segments related to a weakened outlook for precision weapons and other solutions and higher interest rates, and charges recorded at our Communication Systems segment related to a lower outlook on legacy platforms and higher interest rates. LHX NeXt Costs associated with transforming multiple functions, systems and processes to increase agility and competitiveness. The LHX NeXt effort is expected to continue for the next three years with one-time costs for workforce optimization, incremental IT expenses for implementation of new systems, third party consulting and other costs totaling $400M. We expect gross run-rate savings of $500M exiting year 3. In 3Q 2023, costs consisted of $33M for third-party consulting, workforce optimization, incremental IT, and other. Charges for severance and other termination costs Charges associated with a formal restructuring plan and primarily related to employee severance and benefit arrangements. In 2022 we incurred charges associated with severance and other benefits related to employees that accepted a voluntary retirement plan with an effective retirement date of September 30, 2022. Charges related to an additional pre- merger legal contingency Accrual associated with an ongoing legal matter that is disproportionately large related to our routine legal expenses or accruals. Non-operating income adjustments 2022 includes an $8 million adjustment for equity method investment earnings. This Investor Letter contains non-GAAP financial measures (NGFMs) (as listed on page 16 and defined by endnote 1 within this Letter) within the meaning of Regulation G promulgated by the Securities and Exchange Commission (SEC). L3Harris management believes excluding the adjustments outlined below for the purposes of calculating certain non- GAAP measures is useful to investors because these costs do not reflect our ongoing operating performance. While L3Harris has excluded certain items from its Non-GAAP financial measures, there is no guarantee that such items will not reoccur in future periods.These adjustments, when considered together with the unadjusted GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these adjustments to our NGFMs enhance the ability of investors to analyze L3Harris business trends, to understand L3Harris performance and to evaluate our initiatives to drive improved financial performance. L3Harris may utilize NGFMs as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. NGFMs should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for detail on the adjustments to our NGFMs. Non-GAAP Financial Measures

PAGE 24 | L3HARRIS INVESTOR LETTER 3Q 2023 To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional non-GAAP measures, including organic revenue, segment operating income and margin, non-GAAP operating income, non-GAAP EPS, net-debt-to-adjusted- EBITDA, and adjusted free cash flow (FCF). L3Harris management believes that these NGFMs, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these NGFMs enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance and to evaluate our initiatives to drive improved financial performance. In addition, L3Harris may utilize NGFMs as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of NGFMs should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these NGFMs with the most directly comparable financial measures calculated in accordance with GAAP follows. We also provide our expectation of forward-looking NGFMs, including expected non-GAAP EPS, segment operating income and margin, adjusted free cash flow and non-GAAP tax rate for the full-year 2023. A reconciliation of forward-looking NGFMs to comparable GAAP measures is not available without unreasonable effort because of inherent difficulty in forecasting and quantifying the comparable GAAP measures and the applicable adjustments and other amounts that would be necessary for such a reconciliation, including due to potentially high variability, complexity and low visibility as to the applicable adjustments and other amounts, which may, or could, have a disproportionately positive or negative impact on the company's future GAAP results, such as the integration of TDL and AR and costs associated with LHX NeXt on our results and other potential business divestiture-related gains and losses, and other unusual gains and losses, or their probable significance and extent of tax deductibility. The variability of the applicable adjustments and other amounts may have a significant, unpredictable impact on our future GAAP results. Reconciliation of Non-GAAP Financial Measures

Table 6
L3HARRIS TECHNOLOGIES, INC.
FY'23 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Organic Revenue
(Unaudited)

	Quarter Ended September 30, 2022			Three Quarters Ended September 30, 2022		
(In millions)	As Reported	Adjustments[1]	Organic	As Reported	Adjustments[1]	Organic
Revenue						
Space & Airborne Systems	$ 1,593	$ (8)	$ 1,585	$ 4,682	$ (14)	$ 4,668
Integrated Mission Systems	1,630	—	1,630	4,897	(6)	4,891
Communication Systems	1,068	—	1,068	3,024	—	3,024
Aerojet Rocketdyne	—	—	—	—	—	—
Corporate eliminations	(45)	—	(45)	(119)	—	(119)
	$ 4,246	$ (8)	$ 4,238	$ 12,484	$ (20)	$ 12,464

	Quarter Ended September 29, 2023			Three Quarters Ended September 29, 2023		
(In millions)	As Reported	Adjustments[2]	Organic	As Reported	Adjustments[1,2]	Organic
Revenue						
Space & Airborne Systems	$ 1,686	$ —	$ 1,686	$ 5,056	$ (9)	$ 5,047
Integrated Mission Systems	1,568	—	1,568	5,003	—	5,003
Communication Systems	1,255	(97)	1,158	3,707	(261)	3,446
Aerojet Rocketdyne	455	(455)	—	455	(455)	—
Corporate eliminations	(49)	—	(49)	(142)	—	(142)
	$ 4,915	$ (552)	$ 4,363	$ 14,079	$ (725)	$ 13,354

[1]Adjustment to exclude amounts attributable to each divested business.
[2]Adjustment to exclude amounts attributable to each acquired business.

PAGE 25 | L3HARRIS INVESTOR LETTER 3Q 2023

Table 7
L3HARRIS TECHNOLOGIES, INC.
FY'23 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Non-GAAP Segment Operating Income and Margin, Non-GAAP Income and Non-GAAP EPS (Unaudited)

(In millions)	Quarter Ended		Fiscal Year Ended	
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Space and Airborne Systems				
Revenue	$ 1,686	$ 1,593	$ 5,056	$ 4,682
Operating income	$ 210	$ 92	$ 565	$ 472
Impairment of goodwill and other assets (A)	—	80	27	80
Non-GAAP operating income	$ 210	$ 172	$ 592	$ 552
Operating income margin	*12.5 %*	*5.8 %*	*11.2 %*	*10.1 %*
Non-GAAP operating income margin	*12.5 %*	*10.8 %*	*11.7 %*	*11.8 %*
Integrated Mission Systems				
Revenue	$ 1,568	$ 1,630	$ 5,003	$ 4,897
Operating income	$ 187	$ (143)	$ 534	$ 315
Impairment of goodwill and other assets (A)	—	367	12	367
Non-GAAP operating income	$ 187	$ 224	$ 546	$ 682
Operating income margin	*11.9 %*	*(8.8)%*	*10.7 %*	*6.4 %*
Non-GAAP operating income margin	*11.9 %*	*13.7 %*	*10.9 %*	*13.9 %*
Communication Systems				
Revenue	$ 1,255	$ 1,068	$ 3,707	$ 3,024
Operating income (loss)	$ 282	$ (97)	$ 873	$ 370
Impairment of goodwill and other assets (A)	—	355	—	355
Non-GAAP operating income	$ 282	$ 258	$ 873	$ 725
Operating income margin	*22.5 %*	*(9.1)%*	*23.6 %*	*12.2 %*
Non-GAAP operating income margin	*22.5 %*	*24.2 %*	*23.6 %*	*24.0 %*
Aerojet Rocketdyne				
Revenue	$ 455	$ —	$ 455	$ —
Operating income	$ 56	$ —	$ 56	$ —
Operating income margin	*12.3 %*	*— %*	*12.3 %*	*— %*
Corporate Eliminations				
Revenue	$ (49)	$ (45)	$ (142)	$ (119)
Subtotal				
Revenue	$ 4,915	$ 4,246	$ 14,079	$ 12,484
Segment Operating income (loss)	$ 735	$ (148)	$ 2,028	$ 1,157
Total segment adjustments	—	802	39	802
Non-GAAP segment operating income	$ 735	$ 654	$ 2,067	$ 1,959
Operating income margin	*15.0 %*	*(3.5)%*	*14.4 %*	*9.3 %*
Non-GAAP operating income margin	*15.0 %*	*15.4 %*	*14.7 %*	*15.7 %*
L3Harris Consolidated				
Net income (loss)	382	(301)	1,072	644
Adjustments[1](A):				
Amortization of acquisition-related intangibles	208	151	546	454
Additional cost of sales related to the fair value step-up in inventory sold	—	—	30	—
Merger, acquisition, and divestiture-related expenses	56	31	144	117
Sale of asset group and business divestiture-related gains, net	—	—	(26)	(8)
Impairment of goodwill and other assets	—	—	39	—
LHX NeXt	33	—	68	—
Charges for severance and other termination costs	—	29	—	29
Charges related to an additional pre-merger legal contingency	—	31	—	31
Non-operating income adjustments	—	8	—	8
Income taxes on above adjustments	(72)	(122)	(189)	(208)
Total adjustments after taxes (sum of A)	225	930	651	1,225
Non-GAAP net income	607	629	1,723	1,869
Per Share Information				
Diluted weighted average common shares outstanding[2]	190.1	191.3	190.6	194.0
EPS	$ 2.02	$ (1.56)	$ 5.61	$ 3.33
Per share amount of above adjustments	1.17	4.82	3.40	6.30
Non-GAAP EPS	$ 3.19	$ 3.26	$ 9.01	$ 9.63

[1]Refer to Non-GAAP Financial Measures on page 23.

[2]For the quarter ended September 30, 2022, non-GAAP EPS is calculated using diluted weighted average common shares outstanding of 192.8 and as reported diluted weighted average common shares outstanding exclude the antidilutive impact of share-based awards outstanding.

PAGE 26 | L3HARRIS INVESTOR LETTER 3Q 2023

PAGE 27 | L3HARRIS INVESTOR LETTER 3Q 2023 Table 8 L3HARRIS TECHNOLOGIES, INC. FY'23 Third Quarter Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Free Cash Flow and adjusted Free Cash Flow (Unaudited) Quarter Ended Three Quarters Ended (In millions) September 29, 2023 September 30, 2022 September 29, 2023 September 30, 2022 Net cash provided by operating activities $ 543 $ 588 $ 1,307 $ 1,376 Additions to property, plant and equipment (148) (64) (312) (181) Proceeds from sale of property, plant and equipment, net — 6 — 10 Cash used for merger, acquisition, and divestiture-related expenses1 215 16 267 76 Cash used for LHX NeXt1 25 — 45 — Adjusted free cash flow $ 635 $ 546 $ 1,307 $ 1,281 1Refer to Non-GAAP Financial Measures on page 23. support

PAGE 28 | L3HARRIS INVESTOR LETTER 3Q 2023 Quarter Ended (In millions) September 29, 2023 June 30, 2023 March 31, 2023 December 30, 2022 Four Quarters Short-term debt $ 2,033 Current portion of long-term debt, net 363 Long-term debt, net 11,140 Total debt 13,536 Less cash and cash equivalents 499 Net debt (A) $ 13,037 Net income $ 383 $ 349 $ 337 $ 416 $ 1,485 Adjustments: Income taxes 18 21 34 116 189 Net interest expense 159 111 102 74 446 Depreciation and amortization 310 257 249 241 1,057 EBITDA $ 870 738 722 847 3,177 Additional cost of sales related to the fair value step-up in inventory sold1 — 15 15 — 30 Merger, acquisition, and divestiture-related expenses1 56 38 50 45 189 Sale of asset group and business divestiture-related (gains), net1 — (26) — — (26) Impairment of goodwill and other assets1 — 60 18 — 78 LHX NeXt1 33 22 13 — 68 Total adjustments $ 89 $ 109 $ 96 $ 45 $ 339 Adjusted EBITDA (B) $ 959 $ 847 $ 818 $ 892 $ 3,516 Net Debt to Adjusted EBITDA ratio (A) / (B) 3.7 x 1Refer to Non-GAAP Financial Measures on page 23. Table 9 L3HARRIS TECHNOLOGIES, INC. FY'23 Third Quarter Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Net Debt to Adjusted EBITDA Ratio (Unaudited)

PAGE 29 | L3HARRIS INVESTOR LETTER 3Q 2023 Fiscal Year Ended (In millions) December 30, 2022 Space and Airborne Systems Revenue $ 6,384 Operating income $ 665 Impairment of goodwill and other assets (A) 80 Non-GAAP operating income $ 745 Operating income margin 10.4 % Non-GAAP operating income margin 11.7 % Integrated Mission Systems Revenue $ 6,626 Operating income $ 494 Impairment of goodwill and other assets (A) 367 Non-GAAP operating income $ 861 Operating income margin 7.5 % Non-GAAP operating income margin 13.0 % Communication Systems Revenue $ 4,217 Operating income $ 667 Impairment of goodwill and other assets (A) 355 Non-GAAP operating income $ 1,022 Operating income margin 15.8 % Non-GAAP operating income margin 24.2 % Corporate Eliminations Revenue $ (165) Subtotal Revenue $ 17,062 Segment Operating income $ 1,826 Total segment adjustments 802 Non-GAAP segment operating income $ 2,628 Operating income margin 10.7 % Non-GAAP operating income margin 15.4 % L3Harris Consolidated Net income 1,061 Adjustments1(A): Amortization of acquisition-related intangibles 605 Merger, acquisition, and divestiture-related expenses 162 Sale of asset group and business divestiture-related gains, net (8) Charges for severance and other termination costs 29 Charges related to an additional pre-merger legal contingency 31 Non-operating income adjustments 8 Income taxes on above adjustments (191) Total adjustments after taxes (sum of A) 1,438 Non-GAAP net income 2,499 Per Share Information Diluted weighted average common shares outstanding 193.5 EPS $ 5.49 Per share amount of above adjustments 7.41 Non-GAAP EPS $ 12.90 1Refer to Non-GAAP Financial Measures on page 23. Table 10 L3HARRIS TECHNOLOGIES, INC. FY'22 Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Non-GAAP Segment Operating Income and Margin, Non-GAAP Income and Non-GAAP EPS (Unaudited)

PAGE 30 | L3HARRIS INVESTOR LETTER 3Q 2023 Statements in this Investor Letter that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Investor Letter include but are not limited to: 2023 guidance; the LHX NeXt program costs and its impacts on future performance; a potential government shutdown; the domestic and international demand environment, including the U.S. DoD budget, any future CR or supplemental legislation and international spending levels; program, contract and order opportunities, awards and program ramps and the value or potential value and timing thereof; AR integration and performance improvement; macroeconomic conditions, including the expected impacts of supply chain disruptions (including electronic component availability), supplier performance, inflation and labor attrition and the ability to offset such impacts; technology capabilities and program timing; estimated capital deployment and capital allocation strategy; leverage ratio targets; and other statements regarding the business outlook and financial performance guidance that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: in U.S. Government spending priorities; changes in the mix of fixed-price, cost-plus and time-and-material type contracts and the impact of a significant increase in or sustained period of increased inflation; the termination, failure to fund, or negative audit findings for U.S. Government contracts; the U.S. Government’s budget deficit and the national debt; uncertain economic conditions; the consequences of future geo-political events; the impact of government investigations; the risks of doing business internationally; disputes with our subcontractors or key suppliers, or their inability to perform or timely deliver our components, parts or services; the attraction and retention of key employees; the ability to develop new products and services and technologies that achieve market acceptance; natural disasters or other significant business disruptions; changes in accounting estimates; the company’s level of indebtedness and ability to make payments on, repay or service indebtedness; unfunded defined benefit plans liability; any downgrade in credit ratings; the level of returns on defined benefit plan assets, changes in interest rates and other market factors; changes in effective tax rate or additional tax exposures; the ability to obtain export licenses or make sales to foreign governments; unforeseen environmental issues, including regulations related to GHG emissions or change in customer sentiment related to environmental sustainability, the impact of any improper conduct of employees, agents or business partners; the outcome of litigation or arbitration; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies; expanded operations from the acquisitions of TDL and Aerojet Rocketdyne, including related dangerous materials and real estate assets; risks related to other strategic transactions, including mergers, acquisitions and divestitures. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this Investor Letter are made as of the date of this Investor Letter, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this Investor Letter are cautioned not to place undue reliance on forward-looking statements. Forward-Looking Statements